CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 27, 2018, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix I) Annual Report on Form N-CSR for the year ended May 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 28, 2018

Appendix I

CDS Short North American HY Credit ETF	Short QQQ®	UltraPro Russell2000
Decline of the Retail Store ETF	Short Real Estate	UltraPro S&P500®
DJ Brookfield Global Infrastructure ETF	Short Russell2000	UltraPro Short 20+ Year Treasury
Equities for Rising Rates ETF	Short S&P500®	UltraPro Short Dow30SM
Global Listed Private Equity ETF	Short SmallCap600	UltraPro Short Financial Select Sector
Hedge Replication ETF	Ultra 20+ Year Treasury	UltraPro Short MidCap400
High Yield-Interest Rate Hedged	Ultra 7-10 Year Treasury	UltraPro Short Nasdaq Biotechnology
Inflation Expectations ETF	Ultra Basic Materials	UltraPro Short QQQ®
Investment Grade-Interest Rate Hedged	Ultra Consumer Goods	UltraPro Short Russell2000
K-1 Free Crude Oil Strategy ETF	Ultra Consumer Services	UltraPro Short S&P500®
Large Cap Core Plus	Ultra Dow30SM	UltraShort 20+ Year Treasury
Long Online/Short Stores ETF	Ultra Financials	UltraShort 7-10 Year Treasury
Managed Futures Strategy ETF	Ultra FTSE China 50	UltraShort Basic Materials
Merger ETF	Ultra FTSE Europe	UltraShort Consumer Goods
Morningstar Alternatives Solution ETF	Ultra Gold Miners	UltraShort Consumer Services
MSCI EAFE Dividend Growers ETF	Ultra Health Care	UltraShort Dow30SM
MSCI Emerging Markets Dividend Growers ETF	Ultra High Yield	UltraShort Financials
MSCI Europe Dividend Growers ETF	Ultra Industrials	UltraShort FTSE China 50
RAFI® Long/Short	Ultra MidCap400	UltraShort FTSE Europe
Russell 2000 Dividend Growers ETF	Ultra MSCI Brazil Capped	UltraShort Gold Miners
S&P 500 Bond ETF	Ultra MSCI EAFE	UltraShort Health Care
S&P 500 Dividend Aristocrats ETF	Ultra MSCI Emerging Markets	UltraShort Industrials
S&P 500 Ex-Energy ETF	Ultra MSCI Japan	UltraShort MidCap400
S&P 500 Ex-Financials ETF	Ultra Nasdaq Biotechnology	UltraShort MSCI Brazil Capped
S&P 500 Ex-Health Care ETF	Ultra Oil & Gas	UltraShort MSCI EAFE
S&P 500 Ex-Technology ETF	Ultra QQQ®	UltraShort MSCI Emerging Markets
S&P MidCap 400 Dividend Aristocrats ETF	Ultra Real Estate	UltraShort MSCI Japan
Short Term USD Emerging Markets Bond ETF	Ultra Russell2000	UltraShort Nasdaq Biotechnology
Short 20+ Year Treasury	Ultra S&P500®	UltraShort Oil & Gas
Short 7-10 Year Treasury	Ultra Semiconductors	UltraShort QQQ®
Short Basic Materials	Ultra SmallCap600	UltraShort Real Estate
Short Dow30SM	Ultra Technology	UltraShort Russell2000
Short Financials	Ultra Telecommunications	UltraShort S&P500®
Short FTSE China 50	Ultra Utilities	UltraShort Semiconductors
Short High Yield	UltraPro Dow30SM	UltraShort SmallCap600
Short MidCap400	UltraPro Financial Select Sector	UltraShort Technology
Short MSCI EAFE	UltraPro MidCap400	UltraShort Utilities
Short MSCI Emerging Markets	UltraPro Nasdaq Biotechnology
Short Oil & Gas	UltraPro QQQ®